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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of Krispy Kreme Doughnuts, Inc. of our report dated March 21, 2002 relating to the financial statements of Montana Mills Bread Co., Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Rochester, New York
February 25, 2003